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                               AGREEMENT OF MERGER
                                     BETWEEN
                            SIMEX TECHNOLOGIES, INC.,
                             A DELAWARE CORPORATION,
                                       AND
                          SIMEX/NK TECHNOLOGIES, INC.,
                              A NEVADA CORPORATION


         THIS AGREEMENT OF MERGER (the "Agreement") is made and entered into as of the 19th day of April, 1999, by and between SIMEX TECHNOLOGIES, INC. ("SIMEX"), a Delaware corporation, and SIMEX/NK TECHNOLOGIES, INC. ("SNKT"), a Nevada corporation.

                              W I T N E S S E T H:

         WHEREAS, SIMEX is a corporation organized and existing under the laws of the State of Delaware, its Certificate of Incorporation having been filed in the Office of the Secretary of State of the State of Delaware on April 6, 1999;

         WHEREAS, SNKT is a corporation organized and existing under the laws of the State of Nevada;

         WHEREAS, the aggregate number of shares of common stock which SNKT has authority to issue is Fifty Million (50,000,000) shares and the aggregate number of shares of preferred stock which SKNT has authority to issue is Five Million ($5,000,000); and

         WHEREAS, the Board of Directors of each of the constituent corporations deems it advisable that SNKT be merged into SIMEX on the terms and conditions hereinafter set forth, in accordance with the applicable provisions of the statutes of the States of Delaware and Nevada respectively, which permit such merger.

         NOW, THEREFORE, in consideration of the premises and of the agreements, covenants and provisions hereinafter contained, SIMEX and SNKT by their respective Boards of Directors, have agreed and do hereby agree, as follows:

                                   ARTICLE I

                              SURVIVING CORPORATION

         SNKT and SIMEX shall be merged into a single corporation, in accordance with applicable provisions of the laws of the State of Nevada and the State of Delaware, by SNKT merging into SIMEX, whereby SIMEX shall be the surviving corporation (the "Surviving Corporation"). SIMEX's name shall not be changed as a result of the merger.


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                                   ARTICLE II

                       MERGER OF CONSTITUENT CORPORATIONS

         Upon the merger becoming effective as provided in the applicable laws of the State of Nevada and of the State of Delaware (the "Effective Date of the Merger"):

                  (a) The two constituent corporations shall be a single corporation, and the separate existence of SNKT shall cease except to the extent provided by the laws of the State of Nevada in the case of a corporation after its merger into another corporation.

                  (b) The Surviving Corporation shall thereupon and thereafter possess (i) all rights, privileges, immunities and franchises, of a public as well as a private nature, of each of the constituent corporations and (ii) all property, real, personal and mixed, and all debts due of whatever account, including subscriptions to share, and all and every other interest, of or belonging to or due to each of the constituent corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. In addition, the title to any real estate, or any interest therein, vested in either constituent corporation shall not revert or be in any way impaired by reason of the merger, and the Surviving Corporation shall be responsible and liable for all liabilities and obligations of each of the constituent corporations. Neither the rights of creditors nor any liens on the property of either of the constituent corporations shall be impaired by this merger.

                  (c) On the Effective Date of the merger, the board of directors of the Surviving Corporation shall consist of the members of the board of directors of Surviving Corporation immediately prior to the merger, to serve thereafter in accordance with the bylaws of the Surviving Corporation until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the State of Delaware. In addition, on the Effective Date of the merger, the officers of the Surviving Corporation shall be the officers of SIMEX immediately prior to the merger, with such officers to serve thereafter in accordance with the bylaws of the Surviving Corporation until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the State of Delaware.

                                  ARTICLE III

                          ARTICLES OF INCORPORATION AND
                         BYLAWS OF SURVIVING CORPORATION

         The Certificate of Incorporation of the Surviving Corporation shall not be amended in any respect by reason of this Agreement of Merger. The bylaws of SIMEX, on the merger becoming effective, shall be and constitute the bylaws of the Surviving Corporation amended in the manner provided by law.


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                                   ARTICLE IV

                              CONVERSION OF SHARES

         The manner and basis of converting the outstanding shares of each of the constituent corporations shall be as follows:

                  (a) Each share of common stock of SNKT outstanding on the Effective Date of the merger shall, without any action on the part of the holder thereof, be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation which shall, on such conversion, be validly issued and outstanding, fully paid, and nonassessable, and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto. After the Effective Date of the merger, each holder of an outstanding certificate which prior thereto represented shares of common stock of SKNT shall be entitled, upon surrender thereof along with the payment of Fifteen Dollars ($15.00) to SNKT's transfer agent, Colonial Stock Transfer, 440 East 400 South, Suite 1, Salt Lake City, Utah, to receive in exchange for a certificate or certificates representing the number of whole shares of common stock of SNKT a certificate or certificates evidencing the number of whole shares of the Surviving Corporation. Until so surrendered, each such outstanding certificate which represents shares of common stock of SNKT shall for all purposes evidence the ownership of shares of the Surviving Corporation into which such shares shall have been converted.

                  (b) All shares of common stock of SNKT which have been converted into shares of common stock of the Surviving Corporation pursuant to this Article IV shall be issued in full satisfaction of all rights to the shares of common stock of SNKT, as applicable.

                  (c) If any certificate for shares of the Surviving Corporation is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that (i) the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, (ii) the transfer be in compliance with applicable federal and state securities laws and (iii) the person requesting such exchange shall pay to the Surviving Corporation or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of the Surviving Corporation in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Surviving Corporation or any agent designated by it that such tax has been paid or is not payable.

                                   ARTICLE V

                           MANNER OF ADOPTION AND VOTE

         The manner of adoption and vote by which the Plan of Merger was adopted and approved by each constituent corporation is as follows:


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         (a)      ACTION BY THE SIMEX:

                  (i) Action by Directors. By unanimous written consent dated as of April , 1999, the Board of Directors of SIMEX authorized the merger and approved the substance of this Agreement.

                  (ii) Action by Shareholders. No shareholder approval was required pursuant to Section 252 of the Delaware Corporate Code.

         (b)      ACTION BY SNKT:

                  (i) Action by Directors. By unanimous written consent dated as of April 19, 1999, the Board of Directors of SNKT authorized the merger, approved the substance of this Agreement, recommended the merger to the shareholders and directed that this Agreement be submitted to the shareholders entitled to vote in respect thereof to be approved by a majority vote of the shareholders of SNKT entitled to vote.

                  (ii) Action by Shareholders. A majority of the total number of shares of the issued and outstanding capital stock of SNKT by written consent dated as of April 19, 1999 authorized the merger and approved the substance of this Agreement.

         (c) COMPLIANCE WITH LEGAL REQUIREMENTS. The manner of the adoption of this Agreement, and the vote by which it was adopted and approved, constitute full legal compliance with the provisions of Delaware and Nevada corporate law and the Articles of Incorporation and Bylaws of each constituent corporation.


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         IN WITNESS WHEREOF, SIMEX, a Delaware corporation and SNKT, a Nevada corporation, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors have caused this Agreement to be executed by an authorized officer of each party thereto.

                                      SIMEX TECHNOLOGIES, INC.,
                                      a Delaware corporation


                                      By
                                        ---------------------------------------
                                         Kjell I Jagelid
                                         President


                                      SIMEX/NK TECHNOLOGIES, INC.,
                                      a Nevada corporation


                                      By
                                        ---------------------------------------
                                         Kjell I Jagelid
                                         President



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                             SECRETARY'S CERTIFICATE


         I, Warren L. Traver, Secretary of Simex/NK Technologies, Inc., a corporation organized and existing under the laws of the State of Nevada, hereby certify, as such Secretary of the said corporation, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of said corporation by an authorized officer of Simex/NK Technologies, Inc., a corporation of the State of Nevada, was duly approved by a majority of the shareholders of Simex/NK Technologies, Inc., pursuant to a written consent dated as of April , 1999, that 12,808,580 shares of common stock of the corporation were on said date issued and outstanding and that the holder of 6,750,000 shares voted in favor of said Agreement of Merger, the affirmative vote representing at least a majority of the total number of shares of the outstanding capital stock of the corporation, and that thereby the Agreement of Merger was duly adopted as the act of the stockholders of Simex/NK Technologies, Inc., and the duly adopted agreement of Simex/NK Technologies, Inc.

         WITNESS my hand on behalf of Simex/NK Technologies, Inc. on this day of April, 1999.


                                           By
                                             ----------------------------------
                                             Warren L. Traver
                                             Secretary





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